Exhibit 99.1

Petros Pharmaceuticals Announces Capital Raise of $15 million

Provides Update on Progress Toward Over-the-Counter (non-prescription) Development of STENDRA

NEW YORK, June 13, 2023 /Globe Newswire/ -- Petros Pharmaceuticals, Inc. (Nasdaq: PTPI) (“Petros” or “the Company”), a pioneer in expanding consumer access to medication through the over-the-counter (OTC) pathway, today announces a $15 million private placement financing that will support its continued progress towards bringing its erectile dysfunction (ED) drug, STENDRA, to non-prescription OTC status.

Petros raised $15 million from this private placement, which was led by its largest existing shareholders. The funds raised combined with the cash on its balance sheet ($8.3 million as of March 31, 2023), is expected to provide the Company with a strong cash position that will fund its initiatives through the end of 2024, enabling significant progress on its pathway to OTC approval as well as partnership opportunities. The closing of the private placement is subject to customary closing conditions and is expected to occur on or around July 17, 2023.

Since announcing the completion of a series of initial formative studies, Petros has continued to progress in its development program. Recently, the Company has conducted three engagements with the U.S. Food and Drug Administration (FDA) reviewing data and receiving guidance, launched a second pivotal Label Comprehension Study incorporating FDA feedback, and has begun to integrate supportive technology in response to recent FDA industry-wide guidance and proposed rules. This financing will enable the organization to continue its progress.

“We have made substantial progress in our efforts to achieve OTC status for STENDRA, which could be the first prescription ED drug to achieve non-prescription designation,” commented Fady Boctor, Petros Pharma’s President and Chief Commercial Officer. “The continued investment and support by our largest shareholders highlight their commitment to our strategy, sharing our excitement and passion. With this financing we believe we will be well capitalized through 2024 and to the completion of significant milestones along the OTC pathway, including significant interactions with FDA, multiple data readouts, as well as key technology and developmental partnerships, which we believe are essential to the successful execution of an OTC strategy.

“According to Market.us, it is estimated that the total ED market will reach $6.1 billion by 2032 with an average CAGR of 6.8%. The estimated revenue share for North America alone is 51% of that estimate, and we believe these to be understated based on an observed hesitance on the part of most men to seek treatment, even with the option to access these via online prescriptions.1

“Given this substantial Rx ED market, we believe that the prospects of expanded nonprescription access of prescription-grade ED therapy has the potential to significantly multiply this market’s growth. With several recently publicized positive OTC switch events, and the potential for applying the principals of AI to ensure that those who are appropriate to receive it do, we have boldly identified this mission of developing STENDRA as the potentially first prescription-grade pharmaceutical available without a prescription, as our primary objective as a company,” concluded Mr. Boctor.

The company believes that its technology platform designed for this program may also apply to future asset candidates, enabling an expansion to the company’s future portfolio and overall opportunity.

1 https://www.globenewswire.com/en/news-release/2023/04/06/2642598/0/en/Erectile-Dysfunction-Drugs-Market-Value-to-Reach-USD-6-1-bn-by-2032-Market-Us-Study.html

About the Private Placement

The Company has executed a securities purchase agreement for a private placement of preferred stock with an initial conversion price of $2.25 per share, subject to adjustment, and warrants to acquire up to an aggregate amount of 6,666,668 additional shares of the Company’s common stock. The warrants are exercisable immediately at an exercise price of $2.25 per share, subject to adjustment, and expire five years from the date of issuance. The Company will file a Current Report on Form 8-K which will contain additional information about the terms of the private placement, which will be available at www.sec.gov.

The securities were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the preferred stock, warrants and underlying shares of common stock issuable upon conversion or exercise of the preferred stock and warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants issued in connection with the private placement.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the OTC Pathway

The process of switching a prescription medication to over-the-counter (OTC) involves the design of a clear to laymen, shelf-friendly medication label, demonstrated comprehension of key safety parameters, and proven, appropriate consumer self-selection. The FDA ordinarily requires a consumer tested OTC Drug Facts label (DFL), Label Comprehension Studies (LCS), Self Selection Studies (SSS), and at least one Actual Use Trial (AUT) demonstrating safe and appropriate non-practitioner-guided, yet consumer-led use. Recently, a communication by FDA introduced Additional Conditions for Non-prescription Use (ACNU) criteria that may expand OTC access to several prescription medications and enable innovative tools to help support the switch process.

About STENDRA® (avanafil)

Stendra® (avanafil), originally launched by Auxilium Pharmaceuticals prior to that company's sale to Endo Pharmaceuticals, is an oral phosphodiesterase 5 (PDE5) inhibitor for the treatment of erectile dysfunction. STENDRA is not for use in women or children. It is not known if STENDRA is safe and effective in women or children under 18 years of age. (A 100-mg and 200-mg tablet can be taken as early as ~15 minutes before sexual activity. STENDRA only works with sexual stimulation and should not be taken more than once a day. STENDRA can be taken with or without food; do not drink too much alcohol when taking STENDRA (for example, more than 3 glasses of wine or 3 shots of whiskey) as it can increase chances of side effects. Of people enrolled in clinical trials, 1.4%, 2.0%, and 2.0%, respectively, stopped taking STENDRA (50 mg, 100 mg, or 200 mg) due to side effects compared to 1.7% on placebo. Stendra® was designed and developed expressly for erectile dysfunction. The Company recently undertook a relaunch of Stendra®, generating gross revenues of approximately $30 million in 2019. Petros intends to accelerate the relaunch of Stendra® with a well-funded commercial organization and refocused strategy.

STENDRA Important Risk Information

STENDRA can cause your blood pressure to drop suddenly to an unsafe level if it is taken with certain other medicines. A sudden drop in blood pressure can cause you to feel dizzy, faint, or have a heart attack or stroke.

Do not take STENDRA if you:

•	take medicines called nitrates, which are used to treat chest pain (angina)
•	use street drugs called "poppers," such as amyl nitrate and butyl nitrate
•	take medicines called guanylate cyclase stimulators, which include Adempas® (riociguat), a medicine that treats pulmonary arterial hypertension and chronic thromboembolic pulmonary hypertension
•	are allergic to avanafil or any of the ingredients in STENDRA

Stop sexual activity and get medical help right away if you have symptoms such as chest pain, dizziness, or nausea during sex. Sexual activity can put an extra strain on your heart, especially if your heart is already weak from a heart attack or heart disease. Discuss your health with your healthcare provider to ensure you are healthy enough for sex.

STENDRA can cause serious side effects.

Uncommonly reported side effects include:

•	An erection that will not go away (priapism). If you have an erection that lasts more than 4 hours, get medical help right away.
•	Sudden vision loss in one or both eyes. Sudden vision loss in one or both eyes can be a sign of a serious eye problem called non-arteritic anterior ischemic optic neuropathy (NAION). It is uncertain whether PDE5 inhibitors directly cause vision loss. Stop taking STENDRA and call your healthcare provider right away if you have sudden vision loss in one or both eyes.
•	Sudden hearing decrease or hearing loss. Some people may also have ringing in their ears (tinnitus) or dizziness.

Before you take STENDRA, tell your healthcare provider if you:

•	have or have had heart problems such as a heart attack, irregular heartbeat, angina, or heart failure; have had heart surgery within the last 6 months; have had a stroke; have low blood pressure, or high blood pressure that is not controlled; have a deformed penis shape
•	have had an erection that lasted for more than 4 hours; have problems with your blood cells, such as sickle cell anemia, multiple myeloma, or leukemia; have retinitis pigmentosa, a rare genetic (runs in families) eye disease; have ever had severe vision loss, including an eye problem called non-arteritic anterior ischemic optic neuropathy (NAION); have bleeding problems; have or have had stomach ulcers; have liver problems; have kidney problems or are having kidney dialysis; or have any other medical conditions

Tell your healthcare provider about all of the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements. STENDRA may affect the way other medicines work, and other medicines may affect the way STENDRA works, which may cause side effects. Especially tell your healthcare provider if you take any of the following:

•	medicines called nitrates
•	medicines called guanylate cyclase stimulators, such as riociguat
•	medicines called HIV protease inhibitors, such as ritonavir (Norvir®), indinavir (Crixivan®), saquinavir (Fortavase® or Invirase®), or atazanavir (Reyataz®)

•	some types of oral antifungal medicines, such as ketoconazole (Nizoral®) and itraconazole (Sporanox®)
•	some types of antibiotics, such as clarithromycin (Biaxin®), telithromycin (Ketek®), or erythromycin
•	medicines called alpha-blockers. These include terazosin (Hytrin®), tamsulosin HCl (Flomax®), doxazosin (Cardura®), prazosin HCl (Minipress®), alfuzosin HCl (UroXatral®), dutasteride and tamsulosin HCl (Jalyn®), or silodosin (Rapaflo®). Alpha-blockers are sometimes prescribed for prostate problems or high blood pressure. In some patients, the use of STENDRA with alpha-blockers can lead to a drop in blood pressure or fainting
•	other medicines that treat high blood pressure
•	other medicines or treatments for ED

Do not drink too much alcohol (for example, more than 3 glasses of wine or 3 shots of whiskey) when taking STENDRA, as this can lead to increased chances of headache, dizziness, increased heart rate, or lowered blood pressure.

STENDRA does not protect against sexually transmitted diseases, including HIV.

The most common side effects of STENDRA are headache, flushing, stuffy or runny nose, sore throat, and back pain.

Tell your healthcare provider if you have any side effect that bothers you or does not go away. These are not all of the possible side effects of STENDRA. For more information, ask your healthcare provider or pharmacist. Call your healthcare provider for medical advice about side effects.

STENDRA is a prescription medicine used to treat erectile dysfunction (ED). STENDRA is not for use in women or children. It is not known if STENDRA is safe and eﬀective in women or children under 18 years of age.

For more information about Stendra, call 844-458-4887. If you would like to report an adverse event or product compliant, please contact us at 844-458-4887.

You are encouraged to report adverse events related to prescription drugs to the FDA.

Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information and Patient Information.

About Petros Pharmaceuticals

Petros Pharmaceuticals is committed to the goal of becoming a world-leading specialized men's health company by identifying, developing, acquiring, and commercializing innovative therapeutics for men's health issues, including, but not limited to, erectile dysfunction, endothelial dysfunction, psychosexual and psychosocial ailments, Peyronie's disease, hormone health, and substance use disorders.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon Petros Pharmaceuticals, Inc.’s (“Petros,” “we,” “our,” “us” or the “Company”) management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “develop,” “goal,” “plan,” “predict”, “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should,” “target,” “strategy” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, Petros’ ability to satisfy the customary closing conditions to the private placement, Petros’ ability to execute on its business strategy, including its plans to develop and commercialize its product candidates; Petros’ ability to comply with obligations as a public reporting company; Petros’ ability to regain and maintain compliance with the Nasdaq Stock Market’s listing standards; the ability of Petros to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; the risk that the financial performance of Petros may not be as anticipated by the merger transactions that resulted in the Company’s creation; risks resulting from Petros’ status as an emerging growth company, including that reduced disclosure requirements may make shares of Petros common stock less attractive to investors; risks related to Petros’ ability to continue as a going concern; risks related to Petros’ history of incurring significant losses; risks related to Petros’ dependence on the commercialization of a single product, STENDRA®; risks related to Petros’ ability to obtain regulatory approvals for, or market acceptance of, any of its products or product candidates; and the expected or potential impact of the novel coronavirus (“COVID-19”) pandemic, including the emergence of new variants, such as the Omicron BA.5 variant, and the related responses of governments, consumers, customers, suppliers, employees and the Company, on our business, operations, employees, financial condition and results of operations. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in the Company’s periodic reports and in other filings that the Company has filed, or may file, with the U.S. Securities and Exchange Commission (the “SEC”) under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere. The Company cautions readers that the forward-looking statements included in this press release represent our beliefs, expectations, estimates and assumptions only as of the date of hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events, a change in our views or expectations or otherwise, except as required by federal securities laws.

Contacts

Investors:
CORE IR
ir@petrospharma.com

Media:
Jules Abraham
CORE IR
917-885-7378
pr@coreir.com